As filed with the Securities and Exchange Commission on May 25, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MERITAGE HOMES CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	86-0611231
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

17851 North 85th Street, Suite 300, Scottsdale, Arizona	85255
(Address of Principal Executive Offices)	(Zip Code)

MERITAGE HOMES CORPORATION 2006 STOCK INCENTIVE PLAN

(Full title of the plan)

Larry W. Seay

Executive Vice President and Chief Financial Officer

17851 North 85th Street

Suite 300

Scottsdale, Arizona 85255

480-515-8100

(Name, address and telephone number

(including area code) of agent for service)

Copies to: Jeffrey E. Beck Snell & Wilmer L.L.P. One Arizona Center 400 East Van Buren Phoenix, Arizona 85004 (602) 382-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock ($0.01 par value)	2,562,482	$30.00	$76,874,460	$8,809.81

(1)	Includes 1,362,482 shares of the Registrant’s Common Stock (the “Carried Forward Shares”) that were not issued under the Meritage Homes Corporation Stock Option Plan (the “Former Plan”) and that may be offered or sold under the Meritage Homes Corporation 2006 Stock Incentive Plan (the “Plan”). The Carried Forward Shares, which have been adjusted to reflect a 2-for-1 stock split in January 2005, were previously registered on a Registration Statement on Form S-8 filed on June 7, 2004 (No. 333-116243). The Registrant is concurrently filing a Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 (No. 333-116243), as well as Post-Effective Amendments to certain other previously filed Registration Statements on Form S-8 (Nos. 333-37859, 333-75629, 333-39036 and 333-91960), to deregister the Carried Forward Shares under the Former Plan. In the event of a stock split, stock dividend, or similar transaction involving the Registrant’s Common Stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Act, on the basis of the average of the high and low prices of the Registrant’s shares of Common Stock on May 24, 2012.

This Registration Statement relates to:

•

the Registration Statement on Form S-8 (No. 333-134637) that Meritage Homes Corporation, a Maryland corporation (the “Registrant”), filed on June 1, 2006, pursuant to which the Registrant registered 1,201,350 shares of common stock for issuance under the Meritage Homes Corporation 2006 Stock Incentive Plan (the “Plan”);

•	the Registration Statement on Form S-8 (No. 333-151261) filed on May 29, 2008, pursuant to which the Registrant registered an additional 900,000 shares of common stock for issuance under the Plan; and

•	the Registration Statement on Form S-8 (No. 333-166991) filed on May 21, 2010, pursuant to which the Registrant registered an additional 250,000 shares of common stock for issuance under the Plan.

The contents of the above-referenced registration statements are incorporated by reference herein pursuant to General Instruction E to Form S-8. This Registration Statement relates to the amendment of the Plan to, among other things, increase the number of shares of common stock authorized to be issued thereunder from 1,850,000 shares to 3,050,000 shares (excluding the shares that were rolled into the Plan from the Meritage Homes Corporation Stock Option Plan (the “Former Plan”), including the Carried Forward Shares (as defined below)). The previously paid filing fees associated with the referenced securities under the registration statements were $6,890, which includes an amount of $2,149 related to securities that were carried forward from a registration statement on Form S-8 that was filed for securities registered under the Former Plan.

In addition, this Registration Statement registers 1,362,482 shares of the Registrant’s common stock (the “Carried Forward Shares”) that were not issued under the Former Plan and that may be offered or sold under the Plan. The Carried Forward Shares, which have been adjusted to reflect a 2-for-1 stock split in January 2005, were previously registered for issuance under the Former Plan on a Registration Statement on Form S-8 filed on June 7, 2004 (No. 333-116243), but have not yet been registered for issuance under the Plan. The Registrant is concurrently filing a Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 (No. 333-116243), as well as Post-Effective Amendments to certain other previously filed Registration Statements on Form S-8 (Nos. 333-37859, 333-75629, 333-39036 and 333-91960), to deregister the Carried Forward Shares under the Former Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Description	Page or Method of Filing

4.1	Restated Articles of Incorporation of Meritage Homes Corporation	Incorporated by reference to Exhibit 3 of Form 8-K dated June 20, 2002

4.2	Amendment to Articles of Incorporation of Meritage Homes Corporation	Incorporated by reference to Exhibit 3.1 of Form 8-K dated September 15, 2004

4.3	Amendment to Articles of Incorporation of Meritage Homes Corporation	Incorporated by reference to Appendix A of the Proxy Statement for the 2006 Annual Meeting of Stockholders

4.4	Amendment to Articles of Incorporation of Meritage Homes Corporation	Incorporated by reference to Appendix B of the Proxy Statement for the 2008 Annual Meeting of Stockholders

4.5	Amendment to Articles of Incorporation of Meritage Homes Corporation	Incorporated by reference to Appendix A of the Definitive Proxy Statement filed with the Securities and Exchange Corporation on January 9, 2009

Exhibit Number	Description	Page or Method of Filing

4.6	Amended and Restated Bylaws of Meritage Homes Corporation	Incorporated by reference to Exhibit 3.1 of Form 8-K dated August 21, 2007

4.7	Amendment to Amended and Restated Bylaws of Meritage Homes Corporation	Incorporated by reference to Exhibit 3.1 of Form 8-K filed on December 24, 2008

4.8	Amendment No. 2 to Amended and Restated Bylaws of Meritage Homes Corporation	Incorporated by reference to Exhibit 3.1 of Form 8-K dated May 19, 2011

5.1	Opinion of Venable LLP	Filed herewith

23.1	Consent of Deloitte & Touche LLP	Filed herewith

23.2	Consent of Venable LLP	Included as part of Exhibit 5.1

24.1	Power of Attorney	See Signature Page

99.1	Meritage Homes Corporation 2006 Stock Incentive Plan, as amended	Incorporated by reference to Appendix A of the Proxy Statement for the 2012 Annual Meeting of Stockholders

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on this 25th day of May, 2012.

MERITAGE HOMES CORPORATION

By:	/s/ Larry W. Seay
Larry W. Seay
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven J. Hilton and Larry W. Seay, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date
By:	/s/ Steven J. Hilton	Chairman, Chief Executive Officer and Director	May 25, 2012
	Steven J. Hilton	(Principal Executive Officer)

By:	/s/ Larry W. Seay	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 25, 2012
Larry W. Seay

By:	/s/ Hilla Sferruzza	Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	May 25, 2012
Hilla Sferruzza

By:	/s/ Peter L. Ax	Director	May 25, 2012
Peter L. Ax

By:	/s/ Raymond Oppel	Director	May 25, 2012
Raymond Oppel

By:	/s/ Robert G. Sarver	Director	May 25, 2012
Robert G. Sarver

By:	/s/ Richard T. Burke, Sr.	Director	May 25, 2012
Richard T. Burke, Sr.

By:	/s/ Gerald W. Haddock	Director	May 25, 2012
Gerald W. Haddock

By:	/s/ Dana Bradford	Director	May 25, 2012
Dana Bradford

By:	/s/ Michael R. Odell	Director	May 25, 2012
Michael R. Odell

EXHIBIT INDEX

Exhibit Number	Description	Page or Method of Filing

4.1	Restated Articles of Incorporation of Meritage Homes Corporation	Incorporated by reference to Exhibit 3 of Form 8-K dated June 20, 2002

4.2	Amendment to Articles of Incorporation of Meritage Homes Corporation	Incorporated by reference to Exhibit 3.1 of Form 8-K dated September 15, 2004

4.3	Amendment to Articles of Incorporation of Meritage Homes Corporation	Incorporated by reference to Appendix A of the Proxy Statement for the 2006 Annual Meeting of Stockholders

4.4	Amendment to Articles of Incorporation of Meritage Homes Corporation	Incorporated by reference to Appendix B of the Proxy Statement for the 2008 Annual Meeting of Stockholders

4.5	Amendment to Articles of Incorporation of Meritage Homes Corporation	Incorporated by reference to Appendix A of the Definitive Proxy Statement filed with the Securities and Exchange Corporation on January 9, 2009

4.6	Amended and Restated Bylaws of Meritage Homes Corporation	Incorporated by reference to Exhibit 3.1 of Form 8-K dated August 21, 2007

4.7	Amendment to Amended and Restated Bylaws of Meritage Homes Corporation	Incorporated by reference to Exhibit 3.1 of Form 8-K filed on December 24, 2008

4.8	Amendment No. 2 to Amended and Restated Bylaws of Meritage Homes Corporation	Incorporated by reference to Exhibit 3.1 of Form 8-K dated May 19, 2011

5.1	Opinion of Venable LLP	Filed herewith

23.1	Consent of Deloitte & Touche LLP	Filed herewith

23.2	Consent of Venable LLP	Included as part of Exhibit 5.1

24.1	Power of Attorney	See Signature Page

99.1	Meritage Homes Corporation 2006 Stock Incentive Plan, as amended	Incorporated by reference to Appendix A of the Proxy Statement for the 2012 Annual Meeting of Stockholders